Exhibit 3.4


                           Certificate of Amendment of
                          Articles of Incorporation of
                            Merchantonline.com, Inc.
                        Creating Series A Preferred Stock

     Merchantonline.com, Inc., a Florida corporation (the "Corporation"), hereby certifies pursuant to Section 607.0602 of the Florida Business Corporation Act, its Board of Directors unanimously adopted the following resolution on October 18, 1999, which remains in full force and effect on the date hereof.

     WHEREAS, the Board of Directors is hereby authorized by the Articles of Incorporation to determine the preferences, limitations and relative rights and to fix by resolution the designation of each series of Preferred Stock of the Corporation; and

     WHEREAS, it is the desire of the Board of Directors of the Company to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series.

     NOW THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of Preferred Stock on the terms and with the provisions herein set forth.

1. Designation. The number of shares constituting the Series A Preferred Stock shall be 13,000 shares. The par value of the Series A Preferred Stock shall be $1.00 per share.

2. Dividends. The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, out of any funds legally available thereof, annual dividends payable at a rate of 5% of the Liquidation Preference (as defined below) of $.05 per share, if, as and when declared by the Board of Directors of the Corporation. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then-outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series A Preferred Stock shall be entitled to dividends in an amount per share of the Series A Preferred Stock, as would be declared payable on the largest number of whole shares of Common Stock into which each share of Series A Preferred Stock held by each holder thereof could be converted pursuant to the provisions of this Section 4 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.

3. Liquidation Preference.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders in cash or in property taken at its fair market value as determined by the Board of Directors, before any distribution of assets shall be made to the holders of the Common Stock or any other junior stock an amount equal to $1.00 per share (the "Liquidation Preference"). Such amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Stock. If upon liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they respectively shall be entitled, then the holders of the Series A Preferred Stock shall share ratably in any such distribution of assets of the Corporation according to the respective amounts which would be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares paid in full.

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     (b) The merger of the Corporation with another corporation or the sale, transfer or lease of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up of the Corporation as those terms are used in Section 3. 4. Conversion. The holders of the Series A Preferred Stock shall have the conversion rights set forth below (the "Conversion Rights"):

          (a) The term "Conversion Ratio" shall mean 1,000 shares of Common Stock for each share of Series A Preferred Stock (subject to adjustment in accordance with the terms of Section 4(h) hereof).

          (b) Automatic Conversion.

               (i) All outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock immediately upon the earliest to occur of the following:

(1) any merger of the Corporation with or into any other corporation or other entity or person, or an other corporate reorganization in which the Corporation shall not be the continuing or surviving entity of such merger or reorganization or any transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting power is transferred;

(2) a sale or other disposition of all or substantially all of the assets of the Corporation; or (3) October 18, 2002.

               (ii) If in any fiscal year prior to October 18, 2000 the Corporation's revenues are at least $5 million, an aggregate of 2,600 shares of Series A Preferred Stock, pro rata among all holders, shall automatically be converted into shares of Common Stock upon filing of the Corporation's Annual Report on Form 10-K with the Securities and Exchange Commission.

          (c) Optional Conversion. The holder shall not have any optional conversion rights.

          (d) Conversion Rate. Each share of Series A Preferred Stock which is converted pursuant to Section 4(b) or Section 4(c) shall be converted into the number of shares of Common Stock which is equal to the product obtained by multiplying (i) the number of shares of Series A Preferred Stock being converted, by (ii) the Conversion Ratio, as last adjusted pursuant to subsection 4(h) hereof and then in effect. (e) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, to the Secretary of the Corporation or any transfer agent for the Series A Preferred Stock designated and appointed by the Corporation and shall state in writing to the Secretary the name or names in which such holder wishes a certificate or certificates for shares of Common Stock to be issued. The Corporation

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     shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Stock or to such holder's nominee or nominees a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled together with cash in lieu of any fraction of a share as hereinafter provided. The conversion shall be deemed to have been made at the date and time specified in Section 4(b) (the "Conversion Date"). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. (f) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion, and the Corporation shall, in lien of issuing such fractional shares, make payment in cash based upon the fair market value (as determined in good faith by the Corporation's Board of Directors) of the fraction of a share on the Conversion Date. The number of full shares issuable upon conversion shall computed on the basis of the aggregate number of shares of the Series A Preferred Stock evidenced by certificates surrendered for conversion at one time by the same holder. (g) Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted. (h) Stock Splits, Stock Dividends And Recapitalizations. (i) In the event the Corporation should at any time or from time to time after the Certificate Date fix a record date to effect a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (for purposes of this subsection 4(h) referred to as "Common Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Ratio of the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of outstanding shares.

     (ii) If the number of shares of Common Stock outstanding at any time after the Certificate Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Ratio for the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares. (iii) If at any time or from time to time there shall be a recapitalization of the Common Stock

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     (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 5) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable. (i) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(h)(iii), then, in each such case for the purpose of this subsection 4(i), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

          (j) No Fractional Shares And Certificate As To Adjustments.

          (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

     (ii) Upon the occurrence of each adjustment or readjustment of any Conversion Price of the Series A Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock. (k) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

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(l) Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. (m) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the address appearing on the books of the Corporation. 5. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock could then be converted (initially 1,000 votes for each share of Series A Preferred Stock), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

6. Creation of Senior Securities. The Board of Directors may authorize classes or series of Stock having rights, preferences and/or priorities superior to or on a parity with those of the Series A Preferred Stock. 7. Status of Converted or Redeemed Stock. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 4 hereof, the shares so converted or redeemed shall be canceled and shall not be issuable by the Corporation, and the Articles of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 18th day of October, 1999.




                                                     Tarek Kirschen, President